As filed with the Securities and Exchange Commission on November 16, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WESTERN LIBERTY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-0469120 (I.R.S. Employer Identification Number)
1370 Avenue of the Americas, Floor 28
New York, New York 10019
(212) 445-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jason N. Ader, Chairman
Western Liberty Bancorp
1370 Avenue of the Americas, Floor 28
New York, New York 10019
(212) 445-7800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Jeffrey A. Horwitz, Esq.
Frank J. Lopez, Esq.
Proskauer Rose, LLP
1585 Broadway
New York, New York 10036
(212) 969-3000
(212) 969-2900
          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each			Proposed		Proposed Maximum
Class of Securities	Amount to be		Maximum Aggregate		Aggregate Offering		Amount of
to be Registered	Registered (1)		Price Per Unit		Price		Registration Fee
Primary Offering
Common Stock, par value $0.0001 per share		(2)		(3)		(3)		(4)
Preferred Stock, par value $0.0001 per share		(2)		(3)		(3)		(4)
Common Stock, par value $0.0001 per share, issuable upon exercise of warrants that were issued in a private placement and resold pursuant to this registration statement and that are exercisable for Common Stock at an exercise price of $12.50 per share (the “Private Warrants”)	8,500,000		$12.50	(5)	$106,250,000	(5)	$5,929	(5)
Common Stock, par value $0.0001 per share, issuable upon exercise of warrants that were exchanged for common shares issued in a private placement and resold pursuant to this registration statement and that are exercisable for Common Stock at an exercise price of $12.50 per share (the “Exchange Warrants”)(6)	7,618,908		$12.50	(5)	$95,236,350	(5)	$5,314	(5)
Common Stock, par value $0.0001 per share, issuable upon exercise of the warrants that were issued in the registrant’s initial public offering and that are exercisable for Common Stock at an exercise price of $12.50 per share (the “Public Warrants”)	31,948,850		$12.50	(5)	$399,360,625	(5)	$22,284	(5)
Secondary Offering
Private Warrants (7)	8,500,000			(8)		(8)		(8)
Exchange Warrants(9)	7,618,908			(8)		(8)		(8)
Common Stock, par value $0.0001 per share, issuable upon exercise of the Private Warrants (10)	8,500,000		$7.36	(11)	$62,560,000	(11)	$3,491	(11)
Common Stock, par value $0.0001 per share, issuable upon exercise of the Exchange Warrants (12)	7,618,908		$7.36	(11)	$56,075,163	(11)	$3,129	(11)
Common Stock, par value $0.0001 per share (13)	368,306		$7.36	(11)	$2,710,732	(11)	$151	(11)
Total					$872,192,870		$48,668.36

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock of the registrant with an aggregate offering price not to exceed $150,000,000. The securities registered also include such indeterminate amounts and numbers of shares of common stock and numbers of shares of preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities. The securities registered hereunder are to be issued from time to time and at prices to be determined.

(3)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) of the Securities Act.

(5)	Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price of the security.

(6)	The warrants exchanged for private shares were exchanged in accordance with Section 3(a)(9) of the Securities Act and pursuant to privately negotiated agreements.

(7)	Represents Private Warrants being registered for resale by the selling securityholders.

(8)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to the Private Warrants or Exchange Warrants.

(9)	Represents Exchange Warrants being registered for resale by the selling securityholders.

(10)	Represents shares of the Registrant’s common stock being registered for resale by the selling securityholders. Such shares of common stock are issuable upon exercise by the selling securityholders of Private Warrants issued to such selling securityholder in a private placement.

(11)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the Registrant’s common stock on November 12, 2009, as reported on the New York Stock Exchange Amex.

(12)	Represents shares of the Registrant’s common stock being registered for resale by the selling securityholders. Such shares of common stock are issuable upon exercise by the selling securityholders of Exchange Warrants issued to such selling securityholder in exchange for common shares issued in a private placement.

(13)	Represents shares of the Registrant’s common stock being registered for resale by the selling securityholders. Such shares of common stock were issued in a private placement prior to the Registrant’s initial public offering (the “Private Shares”)

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses covering the registration of:
1.	(a) Common stock and preferred stock the Registrant may offer from time to time in amounts, at prices and on terms that will be determined at the time of any such offering and (b) the issuance of shares of common stock upon exercise of (1) warrants issued in a private placement prior to the Registrant’s initial public offering and resold pursuant to this registration statement, which are exercisable for shares of common stock at an exercise price of $12.50 per share (the “Private Warrants”), (2) warrants that were exchanged for common shares issued in a private placement prior to the Registrant’s initial public offering and resold pursuant to this registration statement and that are exercisable for shares of common stock at an exercise price of $12.50 per share (the “Exchange Warrants”) and (3) warrants issued in the Registrant’s initial public offering pursuant to a prospectus dated November 20, 2007, which are exercisable for shares of common stock at an exercise price of $12.50 per share (the “Public Warrants”); and

2.	The resale by certain selling securityholders in one or more secondary offerings of (a) Private Warrants, (b) Exchange Warrants, (c) shares of common stock underlying the Private Warrants issuable upon exercise by such selling securityholder of Private Warrants issued to such selling securityholder, (d) shares of common stock underlying the Exchange Warrants issuable upon exercise by such selling securityholder of Exchange Warrants issued to such selling securityholder and (e) shares of common stock issued in a private placement prior to the Registrant’s initial public offering (the “Private Shares”).

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2009
     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
WESTERN LIBERTY BANCORP
     This prospectus relates to an indeterminate amount of shares of common stock and preferred stock we may sell from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.
     This prospectus also relates to the issuance by us of up to 48,067,758 shares of our common stock, par value $0.0001 per share.
•	31,948,850 shares of our common stock are issuable upon the exercise of warrants that are exercisable for shares of common stock at an exercise price of $12.50 per share and were issued in our initial public offering pursuant to a prospectus dated November 20, 2007 (the “Public Warrants”).

•	8,500,000 shares of our common stock are issuable upon the exercise of warrants issued in a private placement prior to our initial public offering that are exercisable for shares of common stock at an exercise price of $12.50 per share (the “Private Warrants”).

•	7,618,908 shares of our common stock that are issuable upon the exercise of warrants exchanged for common shares issued in a private placement prior to our initial public offering that are exercisable for shares of common stock at an exercise price of $12.50 per share (the “Exchange Warrants”). The Exchange Warrants were issued pursuant to an agreement between us and our former sponsor, Hayground Cove Asset Management LLC (the “Private Shares Restructuring Agreement”), pursuant to which 7,618,908, (the “Private Shares”), including all of the Private Shares held by Hayground Cove Asset Management LLC (“HCAM”) and the funds, accounts and shares it or its affiliates control, were cancelled and exchanged for one warrant per Private Share.
     Each Public Warrant, Private Warrant and Exchange Warrant entitles the holder to purchase one share of our common stock. In order to obtain the shares of common stock, holders of Public Warrants, Private Warrants and Exchange Warrants must pay an exercise price of $12.50 per share. We will receive the proceeds from the exercise of the Public Warrants, Private Warrants and Exchange Warrants, but not from the sale of the underlying common stock.
     Each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.
     We may sell our securities directly or to or through underwriters, to other purchasers and/or through agents. If any underwriters are involved in the sale of our securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
     Our common stock, Public Warrants and units are listed on the New York Stock Exchange Amex (the “NYSE Amex”) under the trading symbol “WLBC.” On October 20, 2009, we received notice from the staff of the NYSE Amex indicating that the NYSE Amex believes that we no longer comply with its continued listing standards due to the recent amendments to our Amended and Restated Certificate of Incorporation approved at WLBC’s stockholder meeting on October 7, 2009 and an insufficient number of public shareholders of our common stock. We have appealed this determination and have been granted the right to a hearing before a committee of the NYSE Amex. We have applied for listing on the Nasdaq Stock Exchange. On November 13, 2009, the closing sale prices of the common stock, Public Warrants and units were $7.45 per share, $0.64 per Public Warrant and $7.75 per unit, respectively.

     We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

     Investing in these securities involves certain risks. See “Risk Factors” in the documents which are incorporated by reference herein.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2009.

     You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.
     The terms “the Company,” “we,” “us” and “our” refer to Western Liberty Bancorp (formerly known as Global Consumer Acquisition Corp.), a Delaware corporation.
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ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf’ registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.
          We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
          This prospectus and other documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.
          These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to, industry and economic conditions, competitive, legal, governmental and technological factors. There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.
          Such risks and uncertainties also include those set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in our proxy statement/prospectus, filed with the Securities and Exchange Commission on September 18, 2009, in the section entitled “Risk Factors” beginning on page 19 and incorporated herein by reference. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason. However, readers should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.
PROSPECTUS SUMMARY
Western Liberty Bancorp
     We intend to operate as a “new” Nevada financial institution bank holding company upon receiving regulatory approvals and consummating the acquisition of Service1st Bank of Nevada. The consummation of the acquisition remains subject to such conditions as are customary for acquisitions of this type, including without limitation, obtaining all applicable governmental and other consents and approvals. We expect to conduct operations through our wholly-owned banking subsidiaries post-acquisition. We expect to provide a full range of traditional community banking services focusing on core commercial business in the form of commercial real estate lending, small business lending, treasury management services, trade finance, consumer loans and a broad range of commercial and consumer depository products. In addition, we intend to use cash on hand to facilitate additional acquisitions and to fund prudent loan portfolio and deposit base growth.

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          The registration statement for our initial public offering was declared effective on November 20, 2007. We sold 31,948,850 units in our initial public offering (including 1,948,850 units issued pursuant to the partial exercise of the underwriters’ over-allotment option) at an offering price of $10.00 per unit. Each unit consists of one share of common stock and one warrant. HCAM and our former Chief Executive Officer purchased an aggregate of 8,500,000 Private Warrants (7,500,000 by HCAM and 1,000,000 by our former Chief Executive Officer) at a price of $1.00 per warrant for a total of $8.5 million in a private placement that occurred immediately prior to our initial public offering. Prior to the consummation of our initial public offering, we also issued 8,625,000 Private Shares to certain of our affiliates, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 Private Shares outstanding after redemption.
          A total of $314,158,960 of the net proceeds from our initial public offering and the sale of Private Warrants, including $9,584,655 of deferred underwriting commissions payable to the underwriters in our initial public offering was deposited into a trust account and the remaining proceeds became available to be used for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. On October 7, 2009, our stockholders voted in favor of liquidating the trust account immediately following such stockholder vote and releasing the funds held in trust to us, less the amount paid to shareholders who exercised their right to convert their shares into their pro rata portion of the trust account. As a result, we distributed $211,764,441 from our trust account to stockholders who elected to convert their shares into a pro rata portion of the trust account and the remaining $105,014,080 to us, and there are currently 10,959,169 outstanding shares of our common stock. The remaining funds have been used to pay fees and expenses of our advisors and will be used to pay deferred underwriting commissions payable to the underwriters in our initial public offering, to pay acquisition consideration, to pay transaction fees and expenses, including legal, accounting, due diligence fees and other transaction fees directly related to acquisitions and for working capital and general corporate purposes.
          We used the funds released to us from our trust account to pay stockholders who exercised their conversion rights and the remaining funds have been used to pay fees and expenses of our advisors and will be used to pay deferred underwriting commissions payable to the underwriters in our initial public offering to pay acquisition consideration, to pay transaction fees and expenses, including legal, accounting, due diligence fees and other transaction fees directly related to acquisitions and for working capital and general corporate purposes.
Additional Information
          Our principal executive offices are located at 1370 Avenue of the Americas, 28th Floor, New York, New York 10019 and our telephone number is (212) 445-7800.
RISK FACTORS
          Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in our proxy statement/prospectus, filed with the Securities and Exchange Commission on September 18, 2009, in the section entitled “Risk Factors” beginning on page 19, and incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
          We will receive up to an aggregate of approximately $600,846,975 from the exercise of the Public Warrants, Private Warrants and Exchange Warrants, assuming the exercise in full of all of our Public Warrants, Private Warrants and Exchange Warrants, and an indeterminate amount from the offering of any additional shares of common stock or preferred stock. Unless

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otherwise indicated in a prospectus supplement, the net proceeds from the sale of all such securities will be used for general corporate purposes, including the acquisition of loan assets and deposits.
PLAN OF DISTRIBUTION
Additional Shares of Common Stock and New Issue of Preferred Stock
          We may sell additional shares of common stock or a new issue of preferred stock in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by them;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
          Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
          If we use underwriters in the sale, the common stock or preferred stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
          Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
          We may sell the common stock or preferred stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
          We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock or preferred stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts

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providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
          Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
          Each new series of preferred stock will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The preferred stock may or may not be listed on a national securities exchange.
Common Stock Underlying Warrants
          We are offering the shares of common stock underlying the Public Warrants, Private Warrants and Exchange Warrants upon the exercise of the Public Warrants, Private Warrants and Exchange Warrants, respectively, by the holders thereof. The Public Warrants, Private Warrants and Exchange Warrants may be exercised upon surrender of the Public Warrants, Private Warrants and Exchange Warrants certificate, as applicable, on or before the expiration date of such warrants at the offices of the warrant agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of such warrants certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants, Private Warrants and Exchange Warrants, as the case may be, being exercised.
          No fractional shares will be issued upon exercise of the Public Warrants, Private Warrants or Exchange Warrants. If, upon exercise of the Public Warrants, Private Warrants or Exchange Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to such holder.
RATIO OF EARNINGS TO FIXED CHARGES
          As of the date of this prospectus, we have had no fixed charges since our inception, and accordingly no ratios are shown for the nine months ended September 30, 2009, the year ended December 31, 2008 and the period from June 28, 2007 (inception) to December 31, 2007. In addition, as of the date of this prospectus, we have not issued any preferred stock.
DESCRIPTION OF STOCK AND WARRANTS
General
          The following is a summary of the material terms of our securities and is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation, filed with the Securities and Exchange Commission on our Current Report on Form 8-K on October 9, 2009.
Authorized and Outstanding Stock
          Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. In our initial public offering 31,948,850 shares of our common stock were issued. Prior to the consummation of our initial public offering, we issued 8,625,000 Private Shares to certain of our affiliates, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 Private Shares outstanding after redemption. As of November 13, 2009, there were 10,590,863 shares of our common stock issued in our initial public offering outstanding, 368,306 Private Shares outstanding and no shares of preferred stock outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.
Units
          Each of our units consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $12.50 per share of common stock, subject to adjustment. There are currently 5,968 outstanding units.

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Common Stock
          As of November 13, 2009, there were 10,590,863 shares of our common stock issued in our initial public offering outstanding, 368,306 Private Shares outstanding and no shares of preferred stock outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.
          Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Second Amended and Restated Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.
          Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. We have not paid any dividends on our common stock to date. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial acquisition is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the intention of our present board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.
          In the event of any voluntary or involuntary liquidation, dissolution or winding up and after payment or provision for payment of our debts and other liabilities and of the preferential and other amounts, if any, to which the holders of any preferred stock will be entitled, the holders of all outstanding common shares will be entitled to receive our remaining assets available for distribution ratably in proportion to the number of common shares held by each stockholder.
          Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.
          Prior to the consummation of our initial public offering, we issued 8,625,000 Private Shares to certain of our affiliates, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 Private Shares outstanding after redemption. On July 20, 2009, we entered into the Private Shares Restructuring Agreement, pursuant to which 7,618,908, or over 95%, of our Private Shares, including all of the Private Shares held by HCAM and the funds, accounts and shares it or its affiliates control, were cancelled and exchanged for Exchange Warrants. Pursuant to this exchange, HCAM and the funds and accounts it or its affiliates control no longer own any of our common stock. The Private Shares Restructuring Agreement also provides that none of our warrants held by HCAM or its affiliates may be exercisable at any time while under HCAM’s or its affiliates’ control.
          Our stockholders have approved the grant of 50,000 restricted stock units to each of Richard A.C. Coles and Michael B. Frankel, who currently serve on our board of directors and will continue to serve on our board of directors upon the consummation of our initial acquisition, Mark Schulhof, who currently serves on our board of directors, and Daniel B. Silvers, who currently serves as our President (a total of 200,000 restricted stock units), and approximately 25,432 shares of

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restricted stock to George A. Rosenbaum Jr. who will serve as our Chief Financial Officer upon the consummation of our initial acquisition. These restricted stock grants are subject to the consummation of our initial acquisition.
Preferred Stock
           Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power, liquidation preference or other rights of the holders of common stock. In addition, preferred stock could be utilized as a method of discouraging, delaying or preventing our change in control. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. There are no shares of preferred stock outstanding and we do not currently intend to issue any shares of preferred stock.
Warrants
          General
          Outstanding redeemable warrants to purchase an aggregate of (i) up to 31,948,850 shares of our common stock with respect to our warrants issued in our initial public offering, (ii) up to 8,500,000 shares of our common stock with respect to our Private Warrants (assuming the Private Warrants held by HCAM or its affiliates are no longer under HCAM’s or any of its affiliates’ control, as discussed below) and (iii) up to 7,618,908 shares of our common stock to be issued with respect to our Exchange Warrants, will become exercisable after the consummation of our initial acquisition. These warrants likely will be exercised only if the per share exercise price is below the market price of the shares of our common stock. To the extent such warrants are exercised, 48,067,758 additional shares of our common stock may be issued.
          Public Stockholders’ Warrants
          We sold 31,948,890 warrants in our initial public offering, which will remain outstanding following the closing of our initial acquisition. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as discussed below, at any time commencing on the consummation of our initial acquisition, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares is available.
          On July 20, 2009, we entered into a Letter Agreement (the “Warrant Restructuring Letter Agreement”) with warrantholders who represented that they collectively held at least a majority of our outstanding warrants on the date the Warrant Restructuring Letter Agreement was executed (the “Consenting Warrantholders”) confirming the basis and terms upon which the parties agreed to amend the Warrant Agreement, dated as of November 27, 2007, between us and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent (the “Original Warrant Agreement”). The Warrant Restructuring Letter Agreement served as the consent and approval of each of the Consenting Warrantholders to amend and restate the Original Warrant Agreement pursuant to the Amended and Restated Warrant Agreement we entered into with Continental on July 20, 2009 (the “Amended and Restated Warrant Agreement”). The Consenting Warrantholders consist of holders of our Public Warrants.
          Pursuant to the Warrant Restructuring Letter Agreement and the Amended and Restated Warrant Agreement, the Original Warrant Agreement was amended where applicable to provide for certain revised terms of our warrants, including:
•	a new strike price of $12.50 per share of our common stock, par value $0.0001;

•	an expiration occurring on the earlier of (x) seven years from the consummation of our initial acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the Original Warrant Agreement;

•	a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants;

•	mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of

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20 trading days within any 30 trading day period; and

•	in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration.
          In addition, warrants are not exercisable by any warrantholder to the extent that, after giving effect to such exercise, any warrantholder or its affiliates would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. HCAM will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. The warrant restructuring became effective on October 7, 2009.
          The warrants will expire at 5:00 p.m., New York time, on the date that is the seven year anniversary from the date of our initial acquisition or earlier upon redemption. Once the warrants become exercisable, we may call the warrants for redemption, in whole and not in part, at a redemption price of $0.01 per warrant if, and only if, the reported last sale price of our common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the date on which the notice of redemption is given, and only if on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.
          If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his or her warrant prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $21.00 trigger price or the $12.50 exercise price after the redemption notice is issued.
          The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, acquisition or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.
          The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Holders of warrants will not be entitled to a net cash settlement upon exercise of the warrants unless there is not in place an effective registration statement on the expiration date of the warrants, in which case the warrants will remain outstanding and not expire until 90 days after an effective registration statement is filed. If, within 90 days following the expiration date we have not filed an effective registration statement, the warrants will become exerciseable for cash consideration as set forth in the Amended and Restated Warrant Agreement.
          Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
          No warrants will be exercisable unless at the time of exercise we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Under the Amended and Restated Warrant Agreement, we have agreed to have an effective registration statement covering shares of common stock issuable on exercise of the warrants and to use commercially reasonable efforts to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed.
          Private Warrants and Exchange Warrants
          HCAM and our former Chief Executive Officer purchased an aggregate of 8,500,000 Private Warrants (7,500,000 by HCAM and 1,000,000 by our former Chief Executive Officer). Furthermore, pursuant to the Private Shares Restructuring Agreement, HCAM exchanged 7,618,918 of our then-outstanding Private Shares, which included all of the Private Shares in the funds and accounts it or its affiliates controlled, for 7,608,918 Exchange Warrants. Therefore, we currently have 16,118,908 outstanding Private Warrants and Exchange Warrants that will become exercisable after the consummation of our initial acquisition.
          The Private Warrants and Exchange Warrants are identical to our Public Warrants. However, on August 13, 2009, we entered into a Letter Agreement with HCAM, whereby HCAM agreed that it and its affiliates may only transfer any of our warrants they hold to an unaffiliated third party transferee if: (i) the transfer is part of a widespread public distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities without any transfer from or any of its affiliates or (iii) the warrants

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transferred to a transferee (or group of associated transferees) would not constitute more than 2% of any class of our voting securities. These restrictions are in addition to the restriction that none of our warrants held by HCAM or its affiliates may be exercisable at any time while under HCAM’s or its affiliates’ control, as set forth in the Private Shares Restructuring Agreement.
Our Transfer Agent and Warrant Agent
          The transfer agent for the shares of our common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
Listing
          Our common stock, Public Warrants and units are listed on the New York Stock Exchange Amex (the “NYSE Amex”) under the trading symbol “WLBC.” On October 20, 2009, we received notice from the staff of the NYSE Amex indicating that the NYSE Amex believes that we no longer comply with its continued listing standards due to the recent amendments to our Amended and Restated Certificate of Incorporation approved at WLBC’s stockholder meeting on October 7, 2009 and an insufficient number of public shareholders of our common stock. We have appealed this determination and have been granted the right to a hearing before a committee of the NYSE Amex. We have applied for listing on the Nasdaq Stock Exchange. On November 13, 2009, the closing sale prices of the common stock, Public Warrants and units were $7.45 per share, $0.64 per Public Warrant and $7.75 per unit, respectively.
VALIDITY OF THE SECURITIES
          The validity of the securities offered through this prospectus will be passed on for us by Proskauer Rose LLP, New York, New York.
EXPERTS
          Our audited balance sheets as of December 31, 2008 and 2007, and the related statements of operations, cash flows and shareholders’ equity for the year ended December 31, 2008 and for the periods from June 28, 2007 (inception) to December 31, 2007 and from June 28, 2007 (inception) to December 31, 2008 have been audited by Hays & Company LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, from our registration statement on our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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          The personnel of Hays & Company LLP, our independent registered public accounting firm, joined with Crowe Horwath LLP, resulting in the resignation of Hays & Company LLP as our independent registered public accounting firm. Crowe Horwath LLP was appointed as our independent registered public accounting firm going forward on June 5, 2009. The decision to engage Crowe Horwath LLP was approved by both our board of directors and its audit committee.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the Securities and Exchange Commission:
Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549
          You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.
INFORMATION INCORPORATED BY REFERENCE
          The Securities and Exchange Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.
          This prospectus incorporates by reference the documents listed below and any future filings that we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.

Western Liberty Bancorp Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2008

Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2009

Quarterly Report on Form 10-Q	Quarterly period ended June 30, 2009

Quarterly Report on Form 10-Q	Quarterly period ended September 30, 2009

Current Reports on Form 8-K	Filed on January 16, 2009, February 23, 2009, April 28, 2009, May 13, 2009, June 8, 2009, July 14, 2009 (Item 1.01 only), July 22, 2009, July 24, 2009, July 28, 2009, August 14, 2009 (Item 1.01 only), August 21, 2009 (Item 1.02 only), September 1, 2009 (Item 1.01 only), September 21, 2009, October 8, 2009 (Item 3.01 only), October 9, 2009, October 22, 2009, November 9, 2009 (Items 1.01 and 5.02 only) and November 13, 2009

The section entitled “Risk Factors” in our Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act	Filed on September 18, 2009
          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering shall be deemed incorporated by writing into this prospectus. Documents

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incorporated by reference are available from the Securities and Exchange Commission as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at no cost at the following address:
Western Liberty Bancorp
1370 Avenue of the Americas, 28th Floor
New York, NY 10019
(212) 445-7800

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SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2009
          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
WESTERN LIBERTY BANCORP
Common Stock and Warrants to Purchase Common Stock
          This prospectus relates to the resale from time to time by our selling securityholders (described in the section entitled “Selling Securityholders” on page 3 of this prospectus) of up to:
•	8,500,000 warrants issued in a private placement prior to our initial public offering that are exercisable for shares of our common stock at an exercise price of $12.50 per share (the “Private Warrants”);

•	8,500,000 shares of our common stock issuable upon the exercise of the Private Warrants;

•	7,618,908 warrants exchanged for common shares issued in a private placement prior to our initial public offering that are exercisable for shares of our common stock at an exercise price of $12.50 per share (the “Exchange Warrants”).

•	7,618,908 shares of our common stock issuable upon the exercise of the Exchange Warrants; and

•	368,306 shares of our common stock issued in a private placement prior to our initial public offering (the “Private Shares”).
          The Exchange Warrants were issued pursuant to an agreement between us and our former sponsor, Hayground Cove Asset Management LLC (the “Private Shares Restructuring Agreement”), pursuant to which 7,618,908 of our Private Shares, including all of the Private Shares held by our former sponsor, Hayground Cove Asset Management LLC (“HCAM”), and the funds, accounts and shares it or its affiliates control, were cancelled and exchanged for one warrant per Private Share.
          We are not selling any shares of our common stock, Private Warrants or Exchange Warrants pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of common stock, Private Warrants or Exchange Warrants offered by this prospectus. We have agreed to pay certain expenses in connection with the registration of the shares of common stock, Private Warrants and Exchange Warrants. The selling securityholders may offer and sell from time to time, in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices, all or any portion of such shares of common stock, Private Warrants and Exchange Warrants in amounts and on terms to be determined at the time of sale.
          Each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.
          Our common stock, public warrants and units are listed on the New York Stock Exchange Amex (the “NYSE Amex”) under the trading symbol “WLBC.” On October 20, 2009, we received notice from the staff of the NYSE Amex indicating that the NYSE Amex believes that we no longer comply with its continued listing standards due to the recent amendments to our Amended and Restated Certificate of Incorporation approved at WLBC’s stockholder meeting on October 7, 2009 and an insufficient number of public shareholders of our common stock. We have appealed this determination and have been granted the right to a hearing before a committee of the NYSE Amex. We have applied for listing on the Nasdaq Stock Exchange. On November 13, 2009, the closing sale prices of the common stock, public warrants and units were $7.45 per share, $0.64 per public warrant and $7.75 per unit, respectively.

          We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

i

          Investing in these securities involves certain risks. See “Risk Factors” in the documents which are incorporated by reference herein.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2009.

          You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.
          The terms “the Company,” “we,” “us” and “our” refer to Western Liberty Bancorp (formerly known as Global Consumer Acquisition Corp.), a Delaware corporation.

iii

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf’ registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered.
          We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
          This prospectus and other documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify these statements by forward-looking words such as “may,” “might,” “should,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “potential,” “continue,” “believes” and similar expressions, although some forward-looking statements are expressed differently.
          These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These risks and uncertainties include, but are not limited to, industry and economic conditions, competitive, legal, governmental and technological factors. There is no assurance that our expectations will be realized. If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.
          Such risks and uncertainties also include those set forth under “Risk Factors” in Part I, Item lA of our Annual Report on Form 10-K for the year ended December 31, 2008 and in our proxy statement/prospectus, filed with the Securities and Exchange Commission on September 18, 2009, in the section entitled “Risk Factors” beginning on page 19, and incorporated herein by reference. Our forward-looking statements speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason. However, readers should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.
PROSPECTUS SUMMARY
Western Liberty Bancorp
     We intend to operate as a “new” Nevada financial institution bank holding company upon receiving regulatory approvals and consummating the acquisition of Service1st Bank of Nevada. The consummation of the acquisition remains subject to such conditions as are customary for acquisitions of this type, including without limitation, obtaining all applicable governmental and other consents and approvals. We expect to conduct operations through our wholly-owned banking subsidiaries post-acquisition. We expect to provide a full range of traditional community banking services focusing on core commercial business in the form of commercial real estate lending, small business lending, treasury management services, trade finance, consumer loans and a broad range of commercial and consumer depository products. In addition, we intend to use cash on hand to facilitate additional acquisitions and to fund prudent loan portfolio and deposit base growth.

          The registration statement for our initial public offering was declared effective on November 20, 2007. We sold 31,948,850 units in our initial public offering (including 1,948,850 units issued pursuant to the partial exercise of the underwriters’ over-allotment option) at an offering price of $10.00 per unit. Each unit consists of one share of common stock and one warrant. HCAM and our former Chief Executive Officer purchased an aggregate of 8,500,000 Private Warrants (7,500,000 by HCAM and 1,000,000 by our former Chief Executive Officer) at a price of $1.00 per warrant for a total of $8.5 million in a private placement that occurred immediately prior to our initial public offering. Prior to the consummation of our initial public offering, we also issued 8,625,000 Private Shares to certain of our affiliates, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 Private Shares outstanding after redemption.
          A total of $314,158,960 of the net proceeds from our initial public offering and the sale of Private Warrants, including $9,584,655 of deferred underwriting commissions payable to the underwriters in our initial public offering was deposited into a trust account and the remaining proceeds became available to be used for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. On October 7, 2009, our stockholders voted in favor of liquidating the trust account immediately following such stockholder vote and releasing the funds held in trust to us, less the amount paid to shareholders who exercised their right to convert their shares into their pro rata portion of the trust account. As a result, we distributed $211,764,441 from our trust account to stockholders who elected to convert their shares into a pro rata portion of the trust account and the remaining $105,014,080 to us, and there are currently 10,959,169 outstanding shares of our common stock. The remaining funds have been used to pay fees and expenses of our advisors and will be used to pay deferred underwriting commissions payable to the underwriters in our initial public offering, to pay acquisition consideration, to pay transaction fees and expenses, including legal, accounting, due diligence fees and other transaction fees directly related to acquisitions and for working capital and general corporate purposes.
          We used the funds released to us from our trust account to pay stockholders who exercised their conversion rights and the remaining funds have been used to pay fees and expenses of our advisors and will be used to pay deferred underwriting commissions payable to the underwriters in our initial public offering, to pay acquisition consideration, to pay transaction fees and expenses, including legal, accounting, due diligence fees and other transaction fees directly related to acquisitions and for working capital and general corporate purposes.
Additional Information
          Our principal executive offices are located at 1370 Avenue of the Americas, 28th Floor, New York, New York 10019 and our telephone number is (212) 445-7800.
RISK FACTORS
     Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 and in our proxy statement/prospectus, filed with the Securities and Exchange Commission on September 18, 2009, in the section entitled “Risk Factors” beginning on page 19, and incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
          This prospectus relates to the resale of shares of our common stock and Private Warrants being offered and sold by the selling securityholders named in this prospectus. We will not receive any proceeds from the sale of Private Shares, Private Warrants, Exchange Warrants and shares of common stock underlying the Private Warrants and Exchange Warrants by the selling securityholders.

SELLING SECURITYHOLDERS
          Up to 16,487,214 shares of our common stock will be registered for resale by the selling securityholders under this prospectus, including (i) 8,500,000 shares of our common stock underlying Private Warrants, (ii) 7,618,908 underlying Exchange Warrants and (iii) 368,306 Private Shares. In addition, 8,500,000 Private Warrants and 7,618,908 Exchange Warrants are being registered for resale by the selling securityholders under this prospectus.
          To the extent permitted by law, the selling securityholders listed below may resell Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying our Private Warrants and Exchange Warrants pursuant to this prospectus. We have registered the sale of the Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying the Private Warrants and Exchange Warrants to permit the selling securityholders and their respective permitted transferees or other successors-in-interest that receive their Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying our Private Warrants and Exchange Warrants from the selling securityholders after the date of this prospectus to resell their Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying our Private Warrants and Exchange Warrants.
          The following table1 sets forth the number Private Shares and Private Warrants and/or Exchange Warrants beneficially owned by the selling securityholders as of November 13, 2009 and the number Private Shares and Private Warrants and/or Exchange Warrants and the shares of our common stock underlying our Private Warrants and/or Exchange Warrants being offered by the selling securityholders. The selling securityholders are not making any representation that any Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying our Private Warrants and Exchange Warrants covered by this prospectus will be offered for sale. The selling securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying the Private Warrants and Exchange Warrants. The following table assumes that all Private Shares, Private Warrants, Exchange Warrants and the shares of common stock underlying our Private Warrants and Exchange Warrants being registered pursuant to this prospectus will be sold.
          Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the Private Shares, Private Warrants, Exchange Warrants and the shares of common stock underlying our Private Warrants and Exchange Warrants beneficially owned by them. The inclusion of any Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying our Private Warrants and Exchange Warrants in this table does not constitute an admission of beneficial ownership for the person named below.

		Number of Private				Number of Private
	Number of Common	and/or Exchange			Number of Common	and/or Exchange
	Shares Beneficially	Warrants		Number of Private	Shares Beneficially	Warrants
Name of Selling	Owned Prior to	Beneficially Owned	Number of Common	and/or Exchange	Owned After	Beneficially Owned
Securityholder	Offering (1)	Prior to Offering	Shares Offered	Warrants Offered	Offering (1)%	After Offering	%

[1]	Table to be completed upon receipt of authorization from selling securityholders to disclose their names and beneficial ownership.

PLAN OF DISTRIBUTION
          The selling securityholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants on the NYSE Amex or any other stock exchange, market or trading facility on which the Private Shares, Private Warrants, Exchange Warrants and the shares of common stock underlying the Private Warrants and Exchange Warrants are traded, or in private transactions. These sales may be at fixed or negotiated prices. Subject to compliance with applicable law, the selling securityholders may use any one or more of the following methods when selling the Private Shares, Private Warrants, Exchange Warrants and/or shares of our common stock underlying the Private Warrants and Exchange Warrants:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the Private Shares, Private Warrants, Exchange Warrants and/or shares of our common stock underlying the Private Warrants and Exchange Warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such Private Shares, Private Warrants, Exchange Warrants and/or shares of our common stock underlying our Private Warrants and Exchange Warrants at a stipulated price per share or restructured warrant;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
          The selling securityholders may also sell Private Shares, Private Warrants, Exchange Warrants and/or shares of our common stock underlying the Private Warrants and Exchange Warrants under Rule 144 under the Securities Act of 1933 (the “Securities Act”), if available, or in other transactions exempt from registration, rather than under this prospectus.
          Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
          The selling securityholders may pledge their Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants to their broker-dealers under the margin provisions of customer agreements. If a selling securityholder defaults on a margin loan, the broker-dealer may, from time to time, offer and sell such pledged Private Shares, Private Warrants, Exchange Warrants and shares of common stock underlying the Private Warrants and Exchange Warrants. The selling securityholders and any other persons participating in the sale or distribution of Private Shares, Private Warrants, Exchange Warrants and/or shares of our common stock underlying the Private Warrants and Exchange Warrants will be subject to applicable provisions of the Securities Act, the Securities Exchange Act of 1934, each as amended, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any Private Shares, Private Warrants, Exchange Warrants and shares of common stock underlying the Private Warrants and Exchange Warrants by, the selling securityholders or any other person, which limitations may affect the marketability of the Private Shares, Private Warrants, Exchange Warrants and shares of common stock underlying the Private Warrants and Exchange Warrants.
          Upon our being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling securityholder and of the participating broker-dealer(s), (ii) the number of Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants involved, (iii) the price at which such Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
          The selling securityholders also may transfer their Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
          The selling securityholders and any broker-dealers or agents that are involved in selling Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling securityholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute Private Shares, Private Warrants, Exchange Warrants and/or shares of common stock underlying the Private Warrants and Exchange Warrants.
          We are required to pay all fees and expenses incident to the registration of Private Shares, Private Warrants, Exchange Warrants and the shares of our common stock underlying our Private Warrants and Exchange Warrants. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
DESCRIPTION OF STOCK AND WARRANTS
General
          The following is a summary of the material terms of our securities and is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation, filed with the Securities and Exchange Commission on our Current Report on Form 8-K on October 9, 2009.
Authorized and Outstanding Stock
          Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. In our initial public offering 31,948,850 shares of our common stock were issued. Prior to the consummation of our initial public offering, we issued 8,625,000 Private Shares to certain of our affiliates, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 Private Shares outstanding after redemption. As of November 13, 2009, there were 10,590,863 shares of our common stock issued in our initial public offering outstanding, 368,306 Private Shares outstanding and no shares of preferred stock outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.
Units
          Each of our units consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $12.50 per share of common stock, subject to adjustment. There are currently 5,968 outstanding units.

Common Stock
           As of November 13, 2009, there were 10,590,863 shares of our common stock issued in our initial public offering outstanding, 368,306 Private Shares outstanding and no shares of preferred stock outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.
          Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Second Amended and Restated Certificate of Incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment.
          Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. We have not paid any dividends on our common stock to date. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial acquisition is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the intention of our present board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.
          In the event of any voluntary or involuntary liquidation, dissolution or winding up and after payment or provision for payment of our debts and other liabilities and of the preferential and other amounts, if any, to which the holders of any preferred stock will be entitled, the holders of all outstanding common shares will be entitled to receive our remaining assets available, including the remainder of the assets held in the trust account, for distribution ratably in proportion to the number of common shares held by each stockholder.
          Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.
          Prior to the consummation of our initial public offering, we issued 8,625,000 Private Shares to certain of our affiliates, of which 637,786 were redeemed because the underwriters did not fully exercise their over-allotment option, resulting in a total of 7,987,214 Private Shares outstanding after redemption. On July 20, 2009, we entered into the Private Shares Restructuring Agreement, pursuant to which 7,618,908, or over 95%, of our Private Shares, including all of the Private Shares held by HCAM and the funds, accounts and shares it or its affiliates control, were cancelled and exchanged for Exchange Warrants. Pursuant to this exchange, HCAM and the funds and accounts it or its affiliates control no longer own any of our common stock. The Private Shares Restructuring Agreement also provides that none of our warrants held by HCAM or its affiliates may be exercisable at any time while under HCAM’s or its affiliates’ control.
          Our stockholders have approved the grant of 50,000 restricted stock units to each of Richard A.C. Coles and Michael B. Frankel, who currently serve on our board of directors and will continue to serve on our board of directors upon the consummation of our initial acquisition, Mark Schulhof, who currently serves on our board of directors, and Daniel B. Silvers, who currently serves as our President (a total of 200,000 restricted stock units), and approximately 25,432 shares of restricted stock to George A. Rosenbaum Jr. who will serve as our Chief Financial

Officer upon the consummation of our initial acquisition. These restricted stock grants are subject to the consummation of our initial acquisition.
Preferred Stock
          Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power, liquidation preference or other rights of the holders of common stock. In addition, preferred stock could be utilized as a method of discouraging, delaying or preventing our change in control. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. There are no shares of preferred stock outstanding and we do not currently intend to issue any shares of preferred stock.
Warrants
          General
          Outstanding redeemable warrants to purchase an aggregate of (i) up to 31,948,850 shares of our common stock with respect to our warrants issued in our initial public offering, (ii) up to 8,500,000 shares of our common stock with respect to our Private Warrants (assuming the Private Warrants held by HCAM or its affiliates are no longer under HCAM’s or any of its affiliates’ control, as discussed below) and (iii) up to 7,618,908 shares of our common stock to be issued with respect to our Exchange Warrants, will become exercisable after the consummation of our initial acquisition. These warrants likely will be exercised only if the per share exercise price is below the market price of the shares of our common stock. To the extent such warrants are exercised, 48,067,758 additional shares of our common stock may be issued.
          Public Stockholders’ Warrants
          We sold 31,948,890 warrants in our initial public offering, which will remain outstanding following the closing of our initial acquisition. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as discussed below, at any time commencing on the consummation of our initial acquisition, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares is available.
          On July 20, 2009, we entered into a Letter Agreement (the “Warrant Restructuring Letter Agreement”) with warrantholders who represented that they collectively held at least a majority of our outstanding warrants on the date the Warrant Restructuring Letter Agreement was executed (the “Consenting Warrantholders”) confirming the basis and terms upon which the parties agreed to amend the Warrant Agreement, dated as of November 27, 2007, between us and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent (the “Original Warrant Agreement”). The Warrant Restructuring Letter Agreement served as the consent and approval of each of the Consenting Warrantholders to amend and restate the Original Warrant Agreement pursuant to the Amended and Restated Warrant Agreement we entered into with Continental on July 20, 2009 (the “Amended and Restated Warrant Agreement”). The Consenting Warrantholders consist of holders of our public warrants.
          Pursuant to the Warrant Restructuring Letter Agreement and the Amended and Restated Warrant Agreement, the Original Warrant Agreement was amended where applicable to provide for certain revised terms of our warrants, including:
•	a new strike price of $12.50 per share of our common stock, par value $0.0001;

•	an expiration occurring on the earlier of (x) seven years from the consummation of our initial acquisition or another business combination or (y) the date fixed for redemption of the warrants set forth in the Original Warrant Agreement;

•	a redemption price of $0.01 per warrant, provided that (x) all of the warrants are redeemed (y) the last sales price of the common stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the common stock underlying the warrants;

•	mandatory downward adjustment of the strike price for each warrant to reflect any cash dividends paid with respect to the outstanding common stock, until such date as our publicly traded common stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and

•	in the event an effective registration statement is not in place on the date the warrants are set to expire, the warrants will remain outstanding until 90 days after an effective registration statement is filed. If we have not filed an effective registration statement within 90 days after the expiration date, the warrants shall become exercisable for cash consideration.
          In addition, warrants are not exercisable by any warrantholder to the extent that, after giving effect to such exercise, any warrantholder or its affiliates would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. HCAM will be required to obtain an opinion of bank regulatory counsel that the transfer of any warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. The warrant restructuring became effective on October 7, 2009.
          The warrants will expire at 5:00 p.m., New York time, on the date that is the seven year anniversary from the date of our initial acquisition or earlier upon redemption. Once the warrants become exercisable, we may call the warrants for redemption, in whole and not in part, at a redemption price of $0.01 per warrant if, and only if, the reported last sale price of our common stock equals or exceeds $21.00 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the date on which the notice of redemption is given, and only if on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.
          If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his or her warrant prior to the scheduled redemption date. However, there is no guarantee that the price of the common stock will exceed the $21.00 trigger price or the $12.50 exercise price after the redemption notice is issued.
          The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, acquisition or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.
          The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Holders of warrants will not be entitled to a net cash settlement upon exercise of the warrants unless there is not in place an effective registration statement on the expiration date of the warrants, in which case the warrants will remain outstanding and not expire until 90 days after an effective registration statement is filed. If, within 90 days following the expiration date we have not filed an effective registration statement, the warrants will become exerciseable for cash consideration as set forth in the Amended and Restated Warrant Agreement.
          Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
          No warrants will be exercisable unless at the time of exercise we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Under the Amended and Restated Warrant Agreement, we have agreed to have an effective registration statement covering shares of common stock issuable on exercise of the warrants and to use commercially reasonable efforts to maintain a current prospectus relating to the common stock from the date the warrants become exercisable to the date the warrants expire or are redeemed.
          Private Warrants and Exchange Warrants
          HCAM and our former Chief Executive Officer purchased an aggregate of 8,500,000 Private Warrants (7,500,000 by HCAM and 1,000,000 by our former Chief Executive Officer). Furthermore, pursuant to the Private Shares Restructuring Agreement, HCAM exchanged 7,608,918 of our then-outstanding Private Shares, which included all of the Private Shares in the funds and accounts it or its affiliates controlled, for 7,608,918 Exchange Warrants. Therefore, we currently have 16,118,908 outstanding Private Warrants and Exchange Warrants that will become exercisable after the consummation of our initial acquisition.
          The Private Warrants and Exchange Warrants are identical to our public warrants. However, on August 13, 2009, we entered into a Letter Agreement with HCAM, whereby HCAM agreed that it and its affiliates may only transfer any of our warrants they hold to an unaffiliated third party transferee if: (i) the transfer is part of a widespread public distribution of such warrants; (ii) the transferee controls more than 50% of our voting securities without any transfer from or any of its affiliates or (iii) the warrants transferred to a transferee (or group of associated transferees) would not constitute more than 2% of any class of our voting securities. These restrictions are in addition to the restriction that none of our warrants held by HCAM or its affiliates may be exercisable at any time while under HCAM’s or its affiliates’ control, as set forth in the Private Shares Restructuring Agreement.
Our Transfer Agent and Warrant Agent
          The transfer agent for the shares of our common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
Listing
          Our common stock, public warrants and units are listed on the New York Stock Exchange Amex (the “NYSE Amex”) under the trading symbol “WLBC.” On October 20, 2009, we received notice from the staff of the NYSE Amex indicating that the NYSE Amex believes that we no longer comply with its continued listing standards due to the recent amendments to our Amended and Restated Certificate of Incorporation approved at WLBC’s stockholder meeting on October 7, 2009 and an insufficient number of public shareholders of our common stock. We have appealed this determination and have been granted the right to a hearing before a committee of the NYSE Amex. We have applied for listing on the Nasdaq Stock Exchange. On November 13, 2009, the closing sale prices of the common stock, public warrants and units were $7.45 per share, $0.64 per public warrant and $7.75 per unit, respectively.
VALIDITY OF THE SECURITIES
          The validity of the securities offered through this prospectus will be passed on for us by Proskauer Rose LLP, New York, New York.
EXPERTS
          Our audited balance sheets as of December 31, 2008 and 2007, and the related statements of operations, cash flows and shareholders’ equity for the year ended December 31, 2008 and for the periods from June 28, 2007 (inception) to December 31, 2007 and from June 28, 2007 (inception) to December 31, 2008 have been audited by Hays & Company LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, from our registration statement on our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
          The personnel of Hays & Company LLP, our independent registered public accounting firm, joined with Crowe Horwath LLP, resulting in the resignation of Hays & Company LLP as our independent registered public accounting firm. Crowe Horwath LLP was appointed as our independent registered public accounting firm going forward on June 5, 2009. The decision to engage Crowe Horwath LLP was approved by both our board of directors and its audit committee.
          The personnel of Hays & Company LLP, our independent registered public accounting firm, joined with Crowe Horwath LLP, resulting in the resignation of Hays & Company LLP as our independent registered public accounting firm. Crowe Horwath LLP was appointed as our independent registered public accounting firm going forward on June 5, 2009. The decision to engage Crowe Horwath LLP was approved by both our board of directors and its audit committee.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following location of the Securities and Exchange Commission:
Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549
          You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.
INFORMATION INCORPORATED BY REFERENCE
          The Securities and Exchange Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.
          This prospectus incorporates by reference the documents listed below and any future filings that we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in the documents or filings that is deemed to have been furnished and not filed), until all the securities offered under this prospectus are sold.

Western Liberty Bancorp Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2008

Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2009

Quarterly Report on Form 10-Q	Quarterly period ended June 30, 2009

Quarterly Report on Form 10-Q	Quarterly period ended September 30, 2009

Current Reports on Form 8-K	Filed on January 16, 2009, February 23, 2009, April 28, 2009, May 13, 2009, June 8, 2009, July 14, 2009 (Item 1.01 only), July 22, 2009, July 24, 2009, July 28, 2009, August 14, 2009 (Item 1.01 only), August 21, 2009 (Item 1.02 only), September 1, 2009 (Item 1.01 only), September 21, 2009, October 8, 2009 (Item 3.01 only), October 9, 2009, October 22, 2009, November 9, 2009 (Items 1.01 and 5.02 only) and November 13, 2009

The section entitled “Risk Factors” in our Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act	Filed on September 18, 2009
          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering shall be deemed incorporated by writing into this prospectus. Documents incorporated by reference are available from the Securities and Exchange Commission as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at no cost at the following address:

Western Liberty Bancorp
1370 Avenue of the Americas, 28th Floor
New York, NY 10019
(212) 445-7800

Information not required in prospectus Item 14. Other Expenses of Issuance and Distribution
Part II
Information not required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution
          The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee		$48,668.36
FINRA fee		*
Transfer agent and trustee fees and expenses		*
Printing		*
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

*	Not presently known

Item 15.	Indemnification of Directors and Officers
          Our Second Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
          Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
          “Section 145. Indemnification of officers, directors, employees and agents; insurance.
          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
          (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
          (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
          (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          (k) Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
          We are party to agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided our Second Amended and Restated Certificate of Incorporation. We believe that these provisions and agreements were necessary to attract qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification.
          We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          Paragraph B of Article Eighth of our Second Amended and Restated Certificate of Incorporation provides:
          “The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
          Our bylaws further provide that any indemnification shall be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by stockholders.

Item 16.	Exhibits
          The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit
No.	Description
2 .1
Agreement and Plan of Merger, dated as of November 6, 2009, by and among Western Liberty Bancorp., WL-S1 Interim Bank, Service1st Bank of Nevada and Curtis W. Anderson, as Former Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on November 9, 2009)

3 .1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on October 9, 2009)

3 .2	By-laws (incorporated by reference to Exhibit 3.3 to Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on July 24, 2007)

4 .1
Registration Rights Agreement, dated as of November 27, 2007, among the Company and the Founding Stockholders (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q, File No. 001-33704, filed by the Company with the Securities and Exchange Commission on December 27, 2007)

4 .2
Letter Agreement, dated as of July 20, 2009, between Global Consumer Acquisition Corp. and the signatories thereto (incorporated by reference to Exhibit 4.1 the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on July 22, 2009)

4 .3
Founders Shares Restructuring Agreement, dated as of July 20, 2009, between Global Consumer Acquisition Corp. and Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 4.2 the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on July 22, 2009)

4 .4
Amended and Restated Warrant Agreement, dated as of July 20, 2009, between Global Consumer Acquisition Corp. and Continental Stock Transfer &Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on July 24, 2009)

4 .5
Amendment No. 1 to Amended and Restated Warrant Agreement, dated as of October 7, 2009, by and between Global Consumer Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on October 9, 2009)

4 .6	Specimen Unit Certificate*

4 .7	Specimen Common Stock Certificate*

4 .8	Specimen Warrant Certificate*

5 .1	Opinion of Proskauer Rose LLP*

10 .1
Form of Letter Agreement between the Company and each of the Founding Stockholders of the Company (incorporated by reference to Exhibit 10.9 to Amendment No. 3 to the Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on October 25, 2007)

10 .2
Letter Agreement, dated November 20, 2007, by and between the Company and Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, File No. 001-33704, filed by the Company with the Securities and Exchange Commission on December 27, 2007)

10 .3
Investment Management Trust Agreement, dated as of November 27, 2007, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on December 4, 2007)

10 .4
Warrant Subscription Agreement, dated August 1, 2007, by and between the Company and Scott LaPorta (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Form S-1, File No. 333-144799, filed

Exhibit
No.	Description
by the Company with the Securities and Exchange Commission on September 6, 2007)

10 .5
Warrant Subscription Agreement, dated July 19, 2007, by and between the Company and Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 10.4 to Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on July 24, 2007)

10 .6
Amendment No. 1 to the Warrant Subscription Agreement, dated August 1, 2007, by and between the Company and Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on September 6, 2007)

10 .7
Amendment No. 2 to the Warrant Subscription Agreement, dated October 18, 2007, by and between the Company and Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on October 25, 2007)

10 .8
Form of Founders’ Shares Subscription Agreement (incorporated by reference to Exhibit 10.1 to Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on July 24, 2007)

10 .9
Promissory Note, dated August 31, 2007, issued to Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on September 6, 2007)

10 .10
Form of Indemnification Agreement between the Company and each of the directors and officers of the Company (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Form S-1, File No. 333-144799, filed by the Company with the Securities and Exchange Commission on September 6, 2007)

10 .11
Form of Director Agreement between the Company and each of the directors of the Company (incorporated by reference to Exhibit 10.12 to Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on December 29, 2008)

10 .12
Settlement Agreement and General Release, dated December 23, 2008, between the Company and Scott LaPorta (incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on December 29, 2008)

10 .13
Director Resignation Agreement, dated December 23, 2008, between the Company, Robert M. Foresman, Carl H. Hahn, Philip A. Marineau and Steven Westly (incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on December 29, 2008)

10 .14
Officer Letter between Daniel Silvers and the Company (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on April 28, 2009)

10 .15
Employment Agreement, dated as of July 28, 2009, by and between Global Consumer Acquisition Corp. and George A. Rosenbaum, Jr. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on July 28, 2009)

10 .16
Second Amended and Restated Sponsor Support Agreement, dated as of August 13, 2009, by and between Global Consumer Acquisition Corp. and Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on August 14, 2009)

10 .17
Letter Agreement, dated as of August 13, 2009, by and between Global Consumer Acquisition Corp. and Hayground Cove Asset Management LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on August 14, 2009)

10 .18
Amended and Restated Employment Agreement, dated as of August 31, 2009, by and between Global Consumer Acquisition Corp. and George A Rosenbaum, Jr. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on September 1, 2009)

10 .19
Amendment No. 1 to the Investment Management Trust Agreement, dated as of October 7, 2009, by and between Global Consumer Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on October 9, 2009)

10 .20
Voting Agreement, dated as of November 6, 2009, by and among Western Liberty Bancorp and the Stockholders Party Thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on November 9, 2009)

10 .21
Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and William E Martin (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on November 9, 2009)

10 .22
Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and John S. Gaynor (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on November 9, 2009)

10 .23
Employment Agreement, dated as of November 6, 2009, by and between Western Liberty Bancorp and Richard Deglman (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, File No. 001-33803, filed by the Company with the Securities and Exchange Commission on November 9, 2009)

23 .1	Consent of Hays & Company LLP*

23 .2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

*	Filed herewith.

Item 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(î), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	The undersigned registrant hereby undertakes:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 16, 2009.

WESTERN LIBERTY BANCORP
By:	/s/ Jason N. Ader
	Name:	Jason N. Ader
	Title:	Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason N. Ader	Chairman and Chief Executive Officer	November 16, 2009
Jason N. Ader	(Principal Executive Officer)

/s/ Andrew Nelson	Chief Financial Officer and Director
Andrew Nelson	(Principal Financial and Accounting Officer)	November 16, 2009

/s/ Richard A.C. Coles	Director	November 16, 2009
Richard A.C. Coles

/s/ Michael B. Frankel	Director	November 16, 2009
Michael B. Frankel

/s/ Mark Schulhof	Director	November 16, 2009
Mark Schulhof